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                                                                  Exhibit (a)(7)
                                UAM FUNDS, INC.

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION


          UAM FUNDS, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Company is hereby amended to change the name of (1) DSI Money Market Portfolio series to the Dwight Money Market Portfolio series, (2) the Institutional Class Shares of the DSI Money Market Portfolio to the Institutional Class Shares of the Dwight Money Market Portfolio, and (3) the Institutional Service Class Shares of the DSI Money Market Portfolio to the Institutional Service Class Shares of the Dwight Money Market Portfolio.

          SECOND: The Charter of the Company is hereby amended to change the name of (1) DSI Limited Maturity Bond Portfolio series to the Dwight Limited Maturity Bond Portfolio series, (2) the Institutional Class Shares of DSI Limited Maturity Bond Portfolio to the Institutional Class Shares of the Dwight Limited Maturity Bond Portfolio, and (3) the Institutional Service Class Shares of the DSI Limited Maturity Bond Portfolio to the Institutional Service Class Shares of the Dwight Limited Maturity Bond Portfolio.

          THIRD: The foregoing amendments to the Charter have been duly approved by at least a majority of the entire Board of Directors of the Company. The amendments are limited to changes expressly permitted to be made without action of the stockholders under Section 2-605 of the Maryland General Corporation Law.

          IN WITNESS WHEREOF, UAM Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of this 19th day of April 2001.

Attest:                                 UAM FUNDS, INC.



/s/ Theresa DelVecchio                  /s/ Linda T. Gibson, Esq.
----------------------                  -------------------------
Theresa DelVecchio                      Linda T. Gibson, Esq.
Assistant Secretary                     Vice President
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          THE UNDERSIGNED, Vice President of the Company, who executed on behalf of said Company the foregoing Articles of Amendment to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to the Articles of Incorporation to be the corporate act of said Company and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                  UAM FUNDS, INC.


                                                  /s/ Linda T. Gibson, Esq.
                                                  -------------------------
                                                  By: Linda T. Gibson, Esq.
                                                      Vice President